Exhibit 99(a)

FOR IMMEDIATE RELEASE
NOVEMBER 3, 1995


                     UNITED NATIONAL BANCORP
                               AND
                           HUBCO, INC.
                     ANNOUNCE JOINT VENTURE


     Mahwah, New Jersey, November 3, 11995 -- HUBCO, Inc. (NASDAQ:HUBC) and United National Bancorp (NASDAQ:UNBJ) announced consummation of a joint venture between their wholly owned subsidiaries, Hudson United Bank and United National Bank, under which each will participate equally as owners of a financial services corporation providing data processing, check processing, management information services and other automated record keeping functions for the two banks. The financial services corporation known as United Financial Services, Inc., is located in Mahwah, New Jersey. Thomas C. Gregor, Chairman, President and Chief Executive Officer of United National Bancorp, stated that, "The sharing of technology and processing costs through United Financial Services will result in significant efficiencies for United National Bank". HUBCO's President and CEO, Kenneth T. Neilson, commented "The improved efficiencies for both organizations are expected to reduce product development and delivery costs and provide greater MIS expertise."